CONTACT:
Kevin Gregory, Senior Vice President, CFO
(859) 586-0600 x1424
kgregory@pomeroy.com
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POMEROY IT SOLUTIONS, INC. BOARD OF DIRECTORS ANNOUNCES MULTIPLE INITIATIVES TO
STRENGTHEN CORPORATE GOVERNANCE


HEBRON, KY; MARCH 28, 2007; Pomeroy IT Solutions, Inc. (NASDAQ:PMRY) today announced that the Board of Directors of the Company is undertaking multiple initiatives to enhance the effectiveness of its Board in the best interests of the Company and all its shareholders. The independent Nominating and Corporate Governance Committee of the Board is initiating a full corporate governance review, including a review of the composition and the roles and responsibilities of each Board committee. The goal is to finalize this review and make recommendations to the full Board prior to the Company's annual meeting in June.

The Company also announced that Jim Smith will retire from the Board at the end of his current term in June and will assume the role of corporate secretary. In addition, Kenneth R. Waters, a current member of the Board since 2004, will assume the newly created position of Lead Independent Director, effective immediately. This position is charged to help assure accountability and independence, and assist and govern the direction of the Board's activities and interaction with the CEO.

"We as the Board of Directors take very seriously our responsibility to represent the interests of all our shareholders and to effectively guide and govern the corporation," said Mr. Waters, who also serves as Nominating and Corporate Governance Committee chairman and Board member for the Company. "In an effort to strengthen our organization, we have implemented over the past two years a number of improvements in our management team, as well as internal controls and processes. Our goal has been and still remains to seek out the most efficient and effective manner for this Board to fulfill its duties in the best interests of all shareholders and support Executive Management, which has made significant progress with the business over the last several quarters."

"Undertaking a full review of our corporate governance system is a logical next step for the Board of Directors as we seek to continue building on the improvements we have made over the past two years in our management team, internal controls and processes," said David B. Pomeroy II, Chairman of the Board.

"We thank Jim Smith for his 15 years of service as a Board member and we look forward to his continued contribution as the outside corporate secretary to the Company. We also believe that the appointment of a Lead Independent Director is an important step to provide the Board with enhanced capabilities to carry out its tasks," added Mr. Pomeroy.


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ABOUT POMEROY IT SOLUTIONS, INC.

As an international technology services and solutions provider, Pomeroy IT Solutions unites core competencies in IT Outsourcing Services and Professional Services. Some of the Company's services include consulting, project management, application development, integration, staffing, and technology sourcing. Pomeroy's capabilities as an end-to-end services and technology sourcing provider set the Company apart as a unique, one-stop alternative. This combination helps its Fortune 1000, government, and mid-market clients realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs, and improve profitability.

FORWARD-LOOKING STATEMENTS

Certain of the statements in the preceding paragraphs regarding financial results constitute forward-looking statements. These statements related to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. These risks and other factors you should specifically consider include but are not limited to: changes in customer demands or industry standards, adverse or uncertain economic conditions, loss of key personnel, litigation, the nature and volume of products and services anticipated to be delivered, the mix of the products and services businesses, the type of services delivered, the ability to successfully attract and retain customers, sell additional products and service to existing customers, the ability to timely bill and collect receivables, the ability to maintain a broad customer base to avoid dependence on any single customer, the need to successfully attract and retain outside consulting services, new acquisitions by the Company, terms of vendor agreements and certification programs and the assumptions regarding the ability to perform thereunder, the ability to implement the company's best practices strategies, the ability to manage risks associated with customer projects, existing market and competitive conditions including the overall demand for IT products and services, and the ability to attract and retain technical and other highly skilled personnel. In some cases, you can identify forward-looking statements by such terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", "projects", "intends", "prospects", "priorities", or negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.